UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

          Date of Report (Date of earliest event reported): May 3, 2006

                             THE RESTAURANT COMPANY

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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                     DELAWARE                             333-131004                     62-1254388
  (STATE OR OTHER JURISDICTION OF INCORPORATION)   (COMMISSION FILE NUMBER)  (IRS EMPLOYER IDENTIFICATION NO.)

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                          6075 POPLAR AVENUE, SUITE 800
                          MEMPHIS, TENNESSEE 38119-4709

                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 877-7375

                                       N/A

          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

STOCK PURCHASE AGREEMENT

          As previously reported on a Report on Form 8-K filed on May 4, 2006, the Restaurant Company (the "Company") completed the previously announced acquisition of Wilshire Restaurant Group, Inc. a Delaware corporation ("WRG"), the owner of the Marie Callender's Restaurant & Bakery restaurant chain, pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement") among the Company, TRC Holding LLC, a Delaware limited liability company and the indirect parent of the Company ("TRCH"), WRG and the equityholders of WRG.

     Pursuant to the Stock Purchase Agreement, WRG became a direct wholly-owned subsidiary of the Company. The consideration under the Stock Purchase Agreement for the outstanding stock, options and warrants of WRG (the "Acquisition Consideration") was paid in the form of membership interests in TRCH.

          In connection with the acquisition, the Company repaid outstanding indebtedness of WRG in the amount of approximately $101 million and assumed capital lease obligations of WRG in the amount of approximately $7 million. The Company obtained funds for the repayment of WRG's outstanding indebtedness from a $140.0 million amended and restated credit facility, described below.

          The Stock Purchase Agreement contained representations and warranties of WRG, including with respect to: organization; capital structure; authorization and consents. WRG stockholders made representations and warranties, including with respect to: ownership of shares; authorization; consents and investment status. The Company made representations and warranties in the Stock Purchase Agreement, including with respect to: organization; capital structure; authorization and consents. Pursuant to the Stock Purchase Agreement, the Company agreed for a period of six years following consummation of the acquisition to cause WRG to provide directors' and officers' liability insurance covering those persons who are covered by WRG's directors' and officers' liability insurance policy immediately prior to the acquisition with coverage no less favorable than that existing on the date of the acquisition.

          The foregoing description of the material terms and provisions of the Stock Purchase Agreement is qualified in its entirety by reference to the Stock Purchase Agreement, which is filed as Exhibit 2.1 to this Form 8-K.

AMENDED AND RESTATED CREDIT FACILITY

          In connection with the acquisition on May 3, 2006, the Company entered into a new senior secured credit agreement with The Restaurant Holding Corporation, the direct parent of the Company ("TRHC"), as a guarantor, Wachovia Bank, National Association, as administrative agent, swingline lender and issuing lender, Wachovia Capital Markets, LLC as sole lead arranger and sole book manager, BNP Paribas as syndication agent, Wells Fargo


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Foothill, Inc. as documentation agent, and each other lender from time to time party thereto (the "Credit Agreement"). The Credit Agreement amends and restates the Company's existing credit facility with, among others, Wachovia Bank, National Association. Pursuant to the Credit Agreement, the lenders made available (1) a five-year revolving credit facility of up to $40.0 million, including a sub-facility for letters of credit in an amount not to exceed $25.0 million and a sub-facility for swing-line loans in an amount not to exceed $5.0 million and (2) a seven-year term loan credit facility not to exceed $100.0 million. The Company's obligations under the credit agreement are guaranteed by TRHC and each of the Company's wholly owned subsidiaries. The obligations under the credit facilities will be collateralized by substantially all of the assets of the Company and its wholly owned subsidiaries. Certain future subsidiaries of the Company will be required to guarantee the obligations of the Company and grant a lien on substantially all of their assets.

          The interest rate applicable to the loans under the Credit Agreement is either: (1) the "LIBOR Rate" plus a margin of 2.25% to 2.75% or (2) the "Base Rate" plus a margin of 1.25% to 1.75% (the margins, in each case, to be determined, based on the overall leverage of the company). The initial applicable margin for loans based on the LIBOR Rate will be 2.75%, and the applicable margin for loans based on the Base Rate will be 1.75%. "LIBOR Rate" is defined as the London interbank offered rate, adjusted for statutory reserve requirements. The "Base Rate" is the higher of: (1) prime rate publicly announced by Wachovia Bank, National Association or (2) the Federal Funds effective rate plus 0.50%, adjusted for statutory reserve requirements.

          The terms of the Credit Agreement include various covenants that restrict the Company's ability to, among other things, incur additional liens, incur additional indebtedness and make additional investments and capital expenditures. The Credit Agreement also requires the Company to comply with a leverage ratio and a minimum fixed charge coverage ratio.

          The Credit Agreement also includes customary events of default, including, without limitation, payment defaults, cross defaults to other indebtedness and bankruptcy related defaults. A draw under the Credit Agreement was made on May 3, 2006 in the amount of $103,800,000.00, which was used to repay existing indebtedness of WRG and its subsidiaries and to pay certain fees and expenses in connection with the consummation of the acquisition as described above and the Credit Agreement.

AMENDMENT TO INDENTURE

          In connection with the acquisition, the Company entered into two supplements to the Indenture, dated September 21, 2005 by and among the Company, TRC Finance, Inc., the Guarantors listed on the signature pages thereto and the Bank of New York as Trustee (the "Indenture"). The supplements to the Indenture are filed as Exhibit 4.1 and 4.2 to this Form 8-K.

ITEM 2.01.   COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

          Pursuant to the Stock Purchase Agreement, the Company acquired all of WRG's equity interest and WRG became a wholly-owned subsidiary of the Company. The material


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terms of the Stock Purchase Agreement are set forth above in Item 1.01 and are incorporated by reference as if fully set forth herein. The Stock Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

          In order to repay indebtedness of WRG and its subsidiaries and to pay certain fees and expenses associated with the acquisition, the Company entered into the Credit Agreement on May 3, 2006 and on that date borrowed an aggregate of $103.8 million. The material terms of the Credit Agreement are set forth above in Item 1.01 and are incorporated by reference as if fully set forth herein.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

          James Stryker, 59, has been appointed to the position of Executive Vice President and Chief Financial Officer of the Company, effective May 3, 2006. Mr. Stryker's previous experience includes Executive Vice President and Chief Financial Officer of WRG from October 2001 to May 2006 and Senior Vice President and Chief Financial Officer of The Johnny Rockets Group, Inc. from March 1999 to October 2001. Mr. Stryker received a B.A. in Economics from the University of California, Santa Barbara and an M.B.A. from University of California, Los Angeles.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(a)       Financial Statements of Business Acquired.

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(a)(4) of Form 8-K.

(b)       Pro Forma Financial Information.

To the extent required by this item, the pro forma financial information will be filed by an amendment to this Current Report on Form 8-K within the time period permitted by Item 9.01(b)(2) of Form 8-K.

(d)       Exhibits

2.1 Stock Purchase Agreement, dated as of May 3, 2006, by and among The Restaurant Company, TRC Holding LLC, Wilshire Restaurant Group, Inc. and the individuals and entities listed on Exhibit A attached thereto.

4.1 First Supplemental Indenture, dated as of April 28, 2006, by and among The Restaurant Company, the Guarantors and The Bank of New York, as trustee.

4.2 Second Supplemental Indenture, dated as of May 3, 2006 by and among The Restaurant Company, the Guarantors and The Bank of New York, as trustee.

10.1 Amended & Restated Credit Facility, dated as of September 21, 2005, amended and restated as of May 3, 2006, by and among The Restaurant Company, The Restaurant Holding Corporation, the lenders who are or may become a party to the Agreement, Wachovia Bank, National Association, as Administrative Agent for the Lenders, BNP Paribas, as Syndication Agent, and Wells Fargo Foothill, Inc., as Documentation Agent.


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                     THE RESTAURANT COMPANY
                                     (Registrant)

Date:  May 8, 2006                  By: /s/ James W. Stryker
                                         --------------------------------------
                                          James W. Stryker
                                          President and Chief Executive
                                          Officer


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                                  EXHIBIT INDEX

Exhibit
Number      Description
--------    --------------------------------------------------------------------

2.1 Stock Purchase Agreement, dated as of May 3, 2006, by and among The Restaurant Company, TRC Holding SLC, Wilshire Restaurant Group, Inc. and the individuals and entities listed on Exhibit A attached thereto.

4.1 First Supplemental Indenture, dated as of April 28, 2006, by and among The Restaurant Company, the Guarantors and The Bank of New York, as trustee.

4.2 Second Supplemental Indenture, dated as of May 3, 2006 by and among The Restaurant Company, the Guarantors and The Bank of New York, as trustee.

10.1 Amended & Restated Credit Facility, dated as of September 21, 2005, amended and restated as of May 3, 006, by and among The Restaurant Company, The Restaurant Holding Corporation, the lenders who are or may become a party to the Agreement, Wachovia Bank, National Association, as Administrative Agent for 2he Lenders, BNP Paribas, as Syndication Agent, and Wells Fargo Foothill, Inc., as Documentation Agent.